Morgan Stanley Natural Resource Development Securities Inc.
                          Item 77(O) 10F-3 Transactions
                     September 30, 2003 - February 29, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

Chesapeake                                                             Lehman
  Energy    01/08/  20,000   $13.51 $270,200  100,00   0.5%    0.90  Brothers,
Corporatio    04     ,000             ,000       0              2%    Banc of
    n                                                                 America
                                                                     Securities
                                                                        LLC,
                                                                     Citigroup,
                                                                       Morgan
                                                                      Stanley,
                                                                        Bear
                                                                      Stearns,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                      Deutsche
                                                                       Bank,
                                                                      Raymond
                                                                       James,
                                                                       Howard
                                                                        Weil
                                                                     Incorporat
                                                                        ed,
                                                                      Johnson
                                                                       Rice &
                                                                      Company
                                                                      LLC, RBC
                                                                      Capital
                                                                      Markets
                                                                        and
                                                                     Simmons &
                                                                      Company
                                                                     Internatio
                                                                        nal